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                                                                   EXHIBIT 10.34

                               AMENDMENT NO. 3 TO
                               EXTENSION AGREEMENT

THIS AMENDMENT NO. 3 TO EXTENSION AGREEMENT (this "Amendment") is made by and between Warp Technology Holdings, Inc. ("Warp") and Gupta Holdings, LLC ("Gupta") as of this 3rd day of January, 2005.

WHEREAS, ISIS Capital Management, LLC ("ISIS") and Gupta are parties to that certain Membership Interest Purchase Agreement dated September 2, 2004 (the "MIPA") and to that certain Extension Agreement dated September 27, 2004 (as amended by that certain Amendment No. 1 to Extension Agreement made by and between ISIS and Gupta as of the 13th day of October, 2004, and by that certain Amendment No. 2 to Extension Agreement made by and between Warp and Gupta as of the 8th day of December, 2004, the "Extension Agreement"); and

WHEREAS, ISIS has assigned all of its rights as the Purchaser under the MIPA to Warp, and Warp has assumed all of the obligations of ISIS as the Purchaser under the MIPA (provided that ISIS remains liable to the extent set forth in Section
8.6 of the MIPA); and

WHEREAS, Warp and Gupta wish to amend the Extension Agreement as follows:

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1. DEFINITIONS. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning given them in the MIPA.

      2. NON-REFUNDABLE FEE. On or before January 4, 2005, Warp agrees to pay to Gupta two hundred and fifty thousand dollars ($250,000). Pursuant to Section 2 of the Extension Agreement, ISIS has paid Gupta one million dollars ($1,000,000) to extend the Closing Date under the MIPA to October 15, 2004. Pursuant to the prior Section 6 of the Extension Agreement, Warp has paid Gupta one million dollars ($1,000,000) to extend the Closing Date under the MIPA to November 1, 2004. The term "Non-Refundable Fee" shall refer to the one million dollars ($1,000,000) initially paid by ISIS, plus the incremental one million dollars ($1,000,000) paid by Warp for such incremental extension, plus the incremental two hundred and fifty thousand dollars ($250,00) payable by Warp for such further incremental extension.

      3. EXTENSION OF CLOSING DATE. Upon Gupta's receipt of the two hundred and fifty thousand dollars ($250,000) referred to in section 2, , the "Closing Date" under the MIPA is hereby amended from January 3, 2005 to January 20, 2005. Said $250,000 amount is not refundable to Warp for any reason whatsoever, including without limitation the non-occurrence of a Closing under the MIPA (provided that Warp is not hereby waiving any rights under the MIPA concerning Gupta's

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            obligations to close or otherwise); however, said amount shall be applied to Warp's satisfaction of the Cash Payment under the MIPA.

      4. NO OTHER AMENDMENTS. In the event of any conflict with the Extension Agreement and this Amendment, this Amendment shall control. Except as set forth in this Amendment, the Extension Agreement shall in all other respects remain unchanged.

      5. MISCELLANEOUS. Sections 9 (Governing Law; Jurisdiction) and Section 10 (Miscellaneous) of the Extension Agreement shall apply to this Amendment

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first set forth above.

WARP TECHNOLOGY HOLDINGS, INC.

By: /s/ Gus Bottazzi

Name: Gus Bottazzi

Title: President

GUPTA HOLDINGS, LLC

By: /s/ Eva M. Kawalski

Name: Eva M. Kawalski

Title: Vice President & Secretary

ACKNOWLEDGED AND AGREED:

ISIS CAPITAL MANAGEMENT, LLC

By: /s/ Ernest Mysogland

Name: Ernest Mysogland

Title: Managing Member

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